Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Society Pass Incorporated

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated May 13, 2021, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of Society Pass Incorporated, which appears in this Registration Statement on Form S-1.

/s/ RBSM, LLP

New York, New York
July 20, 2021